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                               FORM OF PROXY CARD

                 GREENWICH STREET CALIFORNIA MUNICIPAL FUND INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Shareholders to be held on January 14, 2002 at 9:00 a.m. Eastern time

          The undersigned holder of shares of the Fund referenced above hereby appoints Heath B. McLendon, Lewis E. Daidone, Christina T. Sydor, and Gordon Swartz, proxies with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Citicorp Center, 153 East 53rd Street, 14th Floor, Conference Room H, New York, New York at the date and time indicated above and at any adjournments thereof. The undersigned hereby acknowledges receipt of the enclosed Notice of Annual Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting. A majority of the outstanding shares of the Fund present and acting at the Annual Meeting in person or by proxy or substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

     Date: _______________________________ 200__
              PLEASE SIGN IN BOX BELOW

     Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title:

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     Signature(s) Title(s), if applicable

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NOTE YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE
Please vote by filling in the appropriate box below:

1. To approve an Agreement and Plan of Reorganization for the Greenwich Street California Municipal Fund ("Greenwich Street California") pursuant to which Greenwich Street California will transfer all of its assets and all of its liabilities, in exchange for Class A voting shares of Smith Barney California Municipals Fund Inc. ("Smith Barney California"), and Greenwich Street California will liquidate and distribute pro rata to its shareholders Smith Barney California shares received from Smith Barney California, terminate as a closed-end management investment company under the Investment Company Act of 1940, as amended, and then dissolve as a corporation under Maryland law:

    For               Against          Abstain
    [_]               [_]              [_]

2. To elect the following individuals as Class III Directors to hold office until the next annual meeting of stockholders and until their successors shall be elected and shall qualify:

(01) Donald R. Foley     (02) Paul Hardin            (03) Jane Dasher

     For All Nominees      Withheld From All Nominees     For All Nominees Except as Noted Above
     [_]                   [_]                            [_]
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3.  To transact such other business as may properly come before the meeting or any adjournment thereof.

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